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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement of Dynatech Corporation on Form S-8 of our report dated May 20, 1996, on our audits of the consolidated financial statements of Dynatech Corporation as of March 31, 1996 and 1995, and for each of the three years in the period ended March 31, 1996, which report is included in the Annual Report on Form 10-K.

                                           /s/ Coopers & Lybrand L.L.P.

                                           COOPERS & LYBRAND L.L.P.


    Boston, Massachusetts
    November 15, 1996